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                                                                     EXHIBIT 4.5


                                 CITIGROUP INC.
                           DIVIDEND REINVESTMENT PLAN


1. Purpose of the Plan. The purpose of the Dividend Reinvestment Plan (as amended, modified or supplemented from time to time in accordance with its terms, the "Plan") of Citigroup Inc. (the "Company") is to provide existing holders (each, a "Stockholder") of the Company's common stock, par value $0.01 per share (the "Common Stock") with a convenient and economical method to automatically reinvest their cash dividends in additional shares of Common Stock. The Plan was authorized by the Company's Board of Directors on June 25, 2003 and became effective on June 26, 2003.

2. Administration. The Plan shall be administered by Citibank, N.A. (the "Plan Administrator"). The Plan Administrator is expressly authorized to delegate all or any of its duties in such capacity to an affiliate or third party with comparable qualifications, provided that the Plan Administrator shall remain fully liable for the performance of all such duties. The Plan Administrator shall keep the necessary account records, send Account Statements (as defined in Section 10) to each participating Stockholder (each, a "Participant"), and perform such other duties as may be necessary to administer the Plan, including the safekeeping of the shares of Common Stock purchased for each Participant. The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for the Common Stock.

      The Plan Administrator shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including without limitation, any claims of liability (1) arising out of failure to terminate any Participant's Account (as defined in Section 9) upon such Participant's death prior to receipt of notice in writing of such death, (2) with respect to the prices at which shares of Common Stock are purchased or sold for the Participant's Account and the times such purchases or sales are made, or (3) with respect to any loss or fluctuations in the market value after the purchase of shares of Common Stock.

      All notices from the Plan Administrator to a Participant will be mailed to the Participant's last address of record, which will satisfy the Plan Administrator's responsibility to give notice.

3. Participation. Only Stockholders may participate in the Plan. A Stockholder who owns shares of Common Stock in his or her own name on the Company's stock transfer books (a "Registered Holder") may participate directly in the Plan. A Stockholder who beneficially owns shares of Common Stock that are registered in a name other than such Stockholder's name (for example, where shares are held in the name of a broker, bank or other nominee) (a "Beneficial


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Owner") may participate in the Plan by either (i) becoming a Registered Holder by having one or more shares transferred into such Stockholder's own name, or
(ii) making arrangements with his or her broker, bank or other nominee who is the record holder to participate on such Beneficial Owner's behalf.

      Notwithstanding anything in the Plan to the contrary, the Company reserves the right to terminate participation of any Stockholder if it deems it advisable under any foreign laws or regulations and to exclude from participation in the Plan, at any time any persons or entities, as determined in the sole discretion of the Company.

4. Process to Enroll. Stockholders may join the Plan by completing and signing an enrollment authorization form (the "Enrollment Authorization Form") and returning it to the Plan Administrator. Beneficial Owners must verify for themselves whether their broker will provide the services and features of the Plan directly to them. All communications regarding the Plan by these Beneficial Owners must be made directly to their broker or nominee.

      The Enrollment Authorization Form: (i) appoints the Plan Administrator as agent for the Participant for purposes of the Plan, and (ii) authorizes the Company to pay to the Plan Administrator for reinvestment all the cash dividends on the specified number of shares owned by such Participant on the applicable Record Date (as defined in Section 6) and designated by such Participant to be included in the Plan, including all whole and fractional shares of Common Stock that have been credited to the Participant's Account.

5. Participation Options. Participants can reinvest Common Stock dividends through one of the following investment options:

      (a) Full Dividend Reinvestment. The Plan Administrator shall apply all cash dividends paid on all shares of the Common Stock registered in the Participant's name, including all whole and fractional shares of Common Stock which have been credited to the Participant's Account, toward the purchase of additional shares of Common Stock.

      (b) Partial Dividend Reinvestment. The Plan Administrator shall pay dividends in cash on the number of shares of Common Stock specified by the Participant on the Enrollment Authorization Form, and apply the balance toward the purchase of additional shares of Common Stock.

      Participants may select either dividend reinvestment option. In either case, dividends will be reinvested on all participating shares, including shares of Common Stock credited to the Participant's Account, until a Participant specifies otherwise by contacting the Plan Administrator, or withdraws from the Plan altogether, or until the Plan is terminated.


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Participants may change their investment options at any time by requesting a new
Enrollment Authorization Form and returning it to the Plan Administrator or by calling the Plan Administrator.

6. Timing of Participation. Stockholders may join the Plan at any time. Participation in the Plan commences upon receipt by the Plan Administrator of a properly completed Enrollment Authorization Form. The Enrollment Authorization Form must be received by the Plan Administrator by the record date established for a particular dividend (the "Record Date") in order for a Stockholder to be eligible for reinvestment of such dividends under the Plan for that related dividend; otherwise, reinvestment will begin on the next dividend payment date as announced by the Company (the "Dividend Payment Date") following the next Record Date. If the Plan Administrator receives the Enrollment Authorization Form in the period between any Record Date and the Dividend Payment Date, that dividend may be paid in cash and dividend reinvestment under the Plan will commence on the next Dividend Payment Date.

7. Dividend Reinvestment Date. The dividend reinvestment date ("Dividend Reinvestment Date") shall be,

      (a) for Common Stock acquired directly from the Company, generally on the Dividend Payment Date or the next Trading Day if such Dividend Payment Date is not a Trading Day, and

      (b) for Common Stock acquired in market transactions, either on the open market or in privately negotiated transactions ("Market Transactions"), within thirty (30) days after the Dividend Payment Date, except where reinvestment of such funds at a later date is necessary or advisable under applicable securities laws. For purposes of the Plan, a "Trading Day" shall mean a day on which trades in shares of Common Stock are reported on the New York Stock Exchange ("NYSE").

8. Purchase of and Price of Shares. The Company shall pay to the Plan Administrator cash dividends on the number of shares of Common Stock designated by the Participant to be included in the Plan. At the Company's discretion, the Plan Administrator shall apply such funds toward the purchase of shares of Common Stock either directly from the Company or in Market Transactions.

      (a) Price per Share for Common Stock Acquired Directly From the Company. The price of shares of Common Stock acquired directly from the Company shall be the average of the daily high and low sales prices, computed up to three decimal places, if necessary, of the Common Stock as reported on the NYSE on the Trading Day preceding the Dividend Payment Date.



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      (b) Price per Share for Common Stock Acquired in Market Transactions. If
the Company elects to purchase the shares in Market Transactions, the price per share of Common Stock acquired through such Market Transactions shall be the weighted average of the actual prices paid, computed to three decimal places, for all the Common Stock purchased by the Plan Administrator in connection with such Market Transactions. Such Market Transactions may be made, at the Plan Administrator's option, on any securities exchange where the shares of Common Stock are traded, in the over-the-counter market or in privately negotiated transactions with third persons, and may be on such terms as to price, delivery, and otherwise as the Plan Administrator may determine.

      Neither the Company nor any Participant has any authority or power to direct the time or the price at which any Market Transaction is completed or as to the selection of a broker or dealer through or from whom such purchases are to be made.

      For the purposes of making purchase in accordance with this Section 8, the Plan Administrator will commingle the funds of Participants. The purchase of shares of Common Stock under the Plan at any given date or time will be subject to compliance with applicable Federal and state securities laws.

9. Participant's Account. The Plan Administrator shall establish an account for each Participant under the Plan (the "Participant's Account") and shall credit to the Participant's Account the shares purchased with the cash dividends received by the Plan Administrator for such Participant paid on the shares of Common Stock, including those full and fractional shares of Common Stock (computed to three decimal places) acquired under the Plan.

      Shares of Common Stock credited to a Participant's Account may not be pledged or assigned, and any attempted pledge or assignment is void. A Participant who wishes to pledge or assign shares of Common Stock credited to the Participant's Account must first withdraw such shares of Common Stock from such Participant's Account.

10. Account Statements. As soon as practicable following a reinvestment of a Participant's dividends in Common Stock, the Plan Administrator shall deliver or cause to be delivered to such Participant, a statement of account showing amounts invested, the purchase price, the number of shares purchased, and other information for the year to date (the "Account Statement"). The Plan Administrator shall also deliver to each Participant one or more Form 1099(s) showing income reportable for Federal income tax purposes following the final reinvestment in each calendar year. Each Participant shall receive, during the year, copies of the same communications sent to all other Stockholders.

11. Certificates. COMMON STOCK PURCHASED THROUGH REINVESTED DIVIDENDS UNDER THE PLAN FOR A PARTICIPANT'S ACCOUNT WILL BE CREDITED TO SUCH PARTICIPANT'S ACCOUNT AND CERTIFICATES


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FOR SUCH SHARES WILL NOT BE ISSUED UNLESS AND UNTIL REQUESTED. THE TOTAL NUMBER
OF SHARES CREDITED TO A PARTICIPANT'S ACCOUNT WILL BE SHOWN ON SUCH PARTICIPANT'S ACCOUNT STATEMENT. CERTIFICATES FOR ANY NUMBER OF WHOLE SHARES OF COMMON STOCK CREDITED TO A PARTICIPANT'S ACCOUNT WILL BE ISSUED TO SUCH PARTICIPANT AT ANY TIME UPON WRITTEN REQUEST TO THE PLAN ADMINISTRATOR USING THE TRANSACTION REQUEST FORM ATTACHED TO THE BOTTOM PORTION OF THE ACCOUNT STATEMENT (THE "TRANSACTION REQUEST FORM"). PARTICIPANTS MAY ALSO REQUEST A CERTIFICATE BY CALLING THE PLAN ADMINISTRATOR. CASH DIVIDENDS WITH RESPECT TO SHARES REPRESENTED BY CERTIFICATES ISSUED TO A PARTICIPANT WILL CONTINUE TO BE AUTOMATICALLY REINVESTED AS SPECIFIED BY SUCH PARTICIPANT ON HIS OR HER ENROLLMENT AUTHORIZATION FORM. ANY REMAINING SHARES OF COMMON STOCK WILL CONTINUE TO BE CREDITED TO SUCH PARTICIPANT'S ACCOUNT.

      IF THE REQUEST TO THE PLAN ADMINISTRATOR IS FOR CERTIFICATES TO BE ISSUED FOR ALL SHARES CREDITED TO A PARTICIPANT'S ACCOUNT, ANY FRACTIONAL SHARE WILL BE PAID IN CASH. THE CASH PAYMENT WILL BE BASED UPON THE THEN CURRENT MARKET PRICE OF THE COMMON STOCK LESS ANY SERVICE FEE, ANY APPLICABLE BROKERAGE COMMISSION AND ANY OTHER COSTS OF SALE. CERTIFICATES FOR FRACTIONS OF SHARES WILL NOT BE ISSUED UNDER ANY CIRCUMSTANCES.

      A PARTICIPANT MAY DEPOSIT INTO SUCH PARTICIPANT'S ACCOUNT CERTIFICATE(S) OF THE COMMON STOCK HELD BY SUCH PARTICIPANT. TO DEPOSIT SUCH CERTIFICATES, A PARTICIPANT SHOULD SEND THE CERTIFICATE(S) TO THE PLAN ADMINISTRATOR BY REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED.

12. Sale of Shares. A Participant may sell his or her shares of Common Stock credited to such Participant's Account by either calling the Plan Administrator or by completing the Transaction Request Form. Upon such request by a Participant, the Plan Administrator shall use reasonable efforts to process such request on the day it is received, provided that such request is received by the Plan Administrator before 1:00 p.m., Eastern time, on a Trading Day during which the Plan Administrator is open for business. Sales will be made at the then current market price of the Common Stock and the Plan Administrator will mail a check to the Participant as soon as practicable after such sale for the sale proceeds, less a service fee of $15 per sale and a brokerage commission of $0.12 per share sold. Instructions sent to the Plan Administrator to sell shares are binding and may not be rescinded.

      All sale requests having an anticipated market value of $100,000 or more shall be submitted in written form and all sale requests within thirty (30) days of an address change shall be submitted in written form.

13. RISK OF MARKET FLUCTUATION. INVESTMENT IN SHARES HELD IN A PARTICIPANT'S ACCOUNT IS NO DIFFERENT THAN INVESTMENTS IN DIRECTLY HELD SHARES. PARTICIPANTS BEAR ALL RISK OF LOSS THAT MAY RESULT FROM MARKET FLUCTUATIONS IN THE PRICE OF COMMON STOCK. NEITHER THE COMPANY


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NOR THE PLAN ADMINISTRATOR CAN GUARANTEE THAT SHARES OF COMMON STOCK PURCHASED
UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

14. Voting of Shares Held Under the Plan. The Company shall forward to each Participant a proxy for shares of Common Stock for which a Participant holds certificates and shares of Common Stock credited to such Participant's Account. The Plan Administrator shall not vote shares of Common Stock that it holds for a Participant's Account except as directed by such Participant.

15. Stock Dividends, Stock Splits and Stockholder Rights Offerings. IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT ON THE COMMON STOCK, ANY SHARES DISTRIBUTED BY THE COMPANY ON BOTH THE SHARES FOR WHICH A PARTICIPANT HOLDS CERTIFICATES AND THOSE CREDITED TO SUCH PARTICIPANT'S ACCOUNT WILL BE CREDITED TO THE PARTICIPANT'S ACCOUNT. In the event the Company makes available to Stockholders rights to purchase additional shares of Common Stock or other securities, each Participant shall receive appropriate instructions in connection with all such rights directly from the Plan Administrator in order to permit a Participant to determine what action he or she desires to take. Transaction processing under the Plan may be curtailed or suspended until the completion of any stock dividend, stock split or stockholder rights offering or similar transaction.

16. Costs Associated With the Plan. The Company shall pay all administrative costs associated with the Plan, including brokerage commissions, fees, expenses or service charges under the Plan in connection with purchases under the Plan, other than any fees that may be charged to a Participant by such Participant's broker, bank or other nominee for participating in the Plan on such Participant's behalf.

      In the event a Participant requests that the Plan Administrator sell shares of Common Stock on such Participant's behalf, such Participant shall pay to the Plan Administrator a transaction fee of $15 per transaction plus a brokerage commission of $0.12 per share and any applicable transfer taxes.

17. Governing Law. The terms and conditions of the Plan and its operation are governed by the internal laws of the State of New York.

18. Changes to or Termination of Plan by the Company. The Company reserves the right to suspend or terminate the Plan in whole or part at any time, in its sole discretion. In such case, the Plan Administrator shall send notice to Participants of any suspension or termination of the Plan as soon as practicable after any such suspension or termination.

      The Company reserves the right to amend or supplement the Plan at any time or times, including the period between the Record Date and the related Dividend Payment Date. Any such


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amendment may include an appointment by the Company of a successor Plan
Administrator under the terms and conditions contained in the Plan. The Plan Administrator shall send notice to Participants of any amendments to the Plan as soon as practicable after any such amendments. Any amendment or supplement will conclusively be deemed to be accepted by the Participant unless, prior to the effective date thereof, the Plan Administrator receives notice of termination of the Participant's Account.

19. Termination of Participation by a Participant. A Participant may withdraw from the Plan at any time upon notification to the Plan Administrator. Upon withdrawal, the Plan Administrator shall terminate the Participant's Account and mail to such Participant a stock certificate for the whole shares in the Participant's Account, unless such Participant has requested the transfer or sale of such shares of Common Stock by the Plan Administrator. In any termination, the Plan Administrator shall sell in the open market any fractional shares credited to such Participant's Account, and shall send the proceeds to such Participant less any service fee, any applicable brokerage commission and any other costs of sale.

      Notification to withdraw from and terminate participation in the Plan must be received by the Plan Administrator prior to the next Dividend Record Date; otherwise, the next dividend payable may be reinvested under the Plan, and such withdrawal from the Plan may be effective thereafter. After a Participant's withdrawal, the Company shall pay the Participant directly any cash dividends corresponding to a Record Date after the date of such Participant's withdrawal.

      Beneficial Owners who have arranged for their broker, bank or other nominee to participate in the Plan on their behalf must contact such broker, bank or other nominee to terminate such arrangement.

20. Interpretation and Regulation of the Plan. The Company reserves the right, without notice to Participants, to interpret and regulate the Plan as it deems necessary or desirable. Any such interpretation and regulation shall be conclusive. Neither the Company nor the Plan Administrator, in administering, interpreting or performing their duties under the Plan, will be liable for any act committed or omitted in good faith, including, without limitation, any act giving rise to a claim of liability arising from (i) the times and prices at which shares of Common Stock are purchased or sold for a Participant's Account or (ii) fluctuations in the market price of the Common Stock.